UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2015

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

CytoSorbents Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2015. The proposals submitted by the Company’s Board of Directors to a vote of stockholders at the Annual Meeting, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of one year each:

Nominees	For	Against	Broker Non-Votes
Phillip Chan	11,368,413	40,138	8,485,960
Al W. Kraus	10,955,447	453,104	8,485,960
Edward R. Jones	11,371,757	36,794	8,485,960
James Gunton	11,364,373	44,178	8,485,960
Alan D. Sobel	11,373,895	34,656	8,485,960

Proposal No. 2 — Advisory Vote to Approve Compensation of the Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
11,118,694	139,894	149,963	8,485,960

Proposal No. 3 — Advisory Vote on Frequency of Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers every three years. The result of the advisory vote on the frequency of future advisory votes on the compensation of named executive officers is set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
880,732	219,462	10,221,378	86,979	8,485,960

Proposal No. 4 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of WithumSmith+Brown, PC as the independent registered public accounting firm to audit the Company’s 2015 consolidated financial statements. The voting results on the proposal were as follows:

For	Against	Abstain
19,682,979	97,465	114,067

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2015	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer